                                                                  EXHIBIT 4.7
                                                                  -----------


                                ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (this "Escrow Agreement") is made as of April
                                       ----------------
25, 1997, by and among UC Television Network Corp., a Delaware corporation (the "Company"), U-C Holdings, L.L.C., a Delaware limited liability company (the
 -------
"Purchaser"), and LaSalle National Bank, as escrow agent (the "Escrow Agent").
----------                                                     ------------
The Purchaser and the Company are sometimes collectively referred to herein as the "Parties" and individually as a "Party." Capitalized terms used herein but
     -------                         -----
not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

          WHEREAS, the Parties have entered into that certain Purchase Agreement, dated as of the date hereof (as amended and modified from time to time in accordance with its terms, the "Purchase Agreement"), providing for,
                                        ------------------
among other things, the purchase by the Purchaser of the Purchased Securities.

          WHEREAS, the Company issued the Purchased Securities to the Purchaser and the Purchaser paid the purchase price for the Purchased Securities by delivering cash and the Note to the Company (the "Purchase Price") upon the
                                                  --------------
Closing of the transactions contemplated by the Purchase Agreement.

          WHEREAS, pursuant to the terms of the Purchase Agreement and as part of the transactions contemplated thereby, the Parties agreed that at the Closing, they would enter into this Escrow Agreement and that the Purchaser would deposit the Purchased Securities and certain other documents with the Escrow Agent and that the Company would deposit the Purchase Price with the Escrow Agent, in each case for the purposes set forth herein.

          WHEREAS, the parties hereto desire to more specifically set forth their rights and obligations with respect to the Purchased Securities, such other documents and the Purchase Price deposited with the Escrow Agent and the distribution and release thereof.

          WHEREAS, the execution and delivery of this Escrow Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Escrow Deposit.  Simultaneously with the execution of this Escrow
               --------------
Agreement,
          (a)  the Company shall deposit (i) $29,090.91 in cash (the "Cash
                                                                      ----
Amount") with the Escrow Agent by check or by wire transfer of immediately
------
available funds to the account of the Escrow Agent designated on Schedule I attached hereto and (ii) the Note with the Escrow Agent by delivery of such Note to the Escrow Agent by overnight courier immediately following the Closing, which amount represents the Purchase Price paid by the Purchaser for the Purchased Securities; and

          (b) the Purchaser shall deposit (i) the Purchased Securities and (ii) the resignations (the "Resignations") of the New Directors (as defined in
                       ------------
Section 3(b) below) from the board of directors of the Company with the Escrow Agent by delivery of such Purchased Securities and the Resignations to the Escrow Agent by overnight courier immediately following the Closing, in each case in accordance with the Purchase Agreement. The Escrow Agent hereby acknowledges that a check for the Cash Amount, the Note, the Purchased Securities and the Resignations (collectively, the "Escrow Deposit") shall be
                                                    --------------
delivered to the Escrow Agent by overnight courier immediately following the Closing. The Escrow Agent agrees to hold the Cash Amount, together with all products and proceeds thereof (including all interest, dividends, gains and other income earned with respect thereto) (collectively, the "Escrow Funds"), in
                                                              ------------
a separate and distinct account (the "Escrow Account"), subject to the terms and
                                      --------------
conditions of this Escrow Agreement. The Escrow Agent shall not distribute or release the Escrow Deposit except in accordance with the express terms and conditions of this Escrow Agreement. The Company and the Purchaser each acknowledge and agree that the Purchased Securities have been issued to and are owned beneficially and of record by the Purchaser and that the Purchaser shall be entitled to cast any vote or give any consent or waiver with respect to the Purchased Securities prior to the Escrow Release Date. The Escrow Agent shall have no obligation or right to cast any vote or take any similar action with respect to the Purchase Securities.

          2.   Permitted Investments. The Escrow Agent shall invest the Escrow
               ---------------------
Funds in the Rembrandt Government Money Market Fund; provided, however, that in
                                                     --------  -------
the event the Escrow Agent shall receive written instructions signed by both the Representative (as defined below) and the Company directing the Escrow Agent to invest Escrow Funds in any other investment, the Escrow Agent shall invest such Escrow Funds in the manner specified in such written instructions (the

"Permitted Investments").  No party hereto shall be liable or responsible in any
----------------------
manner for any loss or depreciation resulting from any such investment or any liquidation thereof, or for any costs in connection therewith, and all of said losses and costs shall be borne by the Escrow Account. The Escrow Agent shall have no power or authority to invest or reinvest any Escrow Funds except in the Permitted Investments.

          3.   Conditions to Release of Escrow Deposit.  The Parties agree that
               ---------------------------------------
the release of the Escrow Deposit pursuant to Section 5(a) hereof is subject to
                                              ------------
the satisfaction on the Escrow Release Date of the following conditions to the satisfaction of the Purchaser as determined in good faith by the Purchaser in its sole discretion:

          (a) Barington Capital Group, L.P. ("Barington") shall have (i)
                                              ---------
released, waived, or failed to exercise its right of first refusal with regard to the issuance of capital stock of the Company set forth in that certain letter agreement dated April 26, 1996 (the "Engagement Letter") and (ii) signed a
                                     -----------------
written statement releasing the Company from any and all obligations under and pursuant to the terms of the Engagement Letter.

          (b) Jason Elkin, Joseph D. Gersh III, Avy H. Stein, John T. Dobson and Beth F. Johnston (collectively, the "New Directors") shall have been appointed,
                                     -------------
effective as of the satisfaction of the condition set forth in Section 3(c), to
                                                               ------------
the board of directors of the Company in accordance with the Certificate of Incorporation and bylaws of the Company and in compliance with all applicable laws, including, but not limited to, the Securities Act and the Exchange Act, Edward S. McLaughlin and Edward Weinberger shall have resigned as directors of the Company and the New

Directors shall represent a majority of the board of directors of the Company on the effective date of their appointment.

          (c) The Company shall have delivered the information statement pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended, to all shareholders of the Company and filed such information statement with all applicable governmental agencies, NASDAQ and all applicable stock exchanges and the notice period pursuant to Rule 14f-1 (as the same may be extended as a result of any action taken by the Securities and Exchange Commission) shall have expired.

          (d) No suit, action or other proceeding shall be pending or threatened before any court or governmental regulatory body or authority (i) relating to or seeking to restrain or prohibit the transactions contemplated by the Purchase Agreement, this Agreement or any other Transaction Document or (ii) that has had or could have a Material Adverse Effect on the Company or a material adverse effect on the Purchaser or its members, no injunction, judgment, order, decree or ruling with respect thereto shall be in effect and the release of the Escrow Deposit pursuant to Section 5(a) shall not violate any applicable law, rule or
                    ------------
regulation.

          (e) The Company shall not have breached in any material respect any of the covenants contained in the Purchase Agreement or this Agreement.

          (f) There shall not have occurred any event or condition since the Closing Date which has had or could reasonably be expected to have a Material Adverse Effect.

          (g) The Company's representations and warranties set forth in the Purchase Agreement shall be true and correct in all material respects at and as of the Escrow Release Date.

          (h) The Purchaser shall have received a certificate from the President of the Company, dated the Escrow Release Date, stating that (i) no resolutions, written consents or other actions have been taken by the board of directors of the Company and no meetings of the board of directors of the Company have been held since the Closing Date, except for actions taken after receipt of a written consent from the Representative of the Purchaser to such actions, and (ii) the conditions set forth in Sections 3(d), 3(e), 3(f) and 3(g) have been satisfied.
                        ----------------------------------

     Any condition specified in this Section 3 may be waived only if such waiver
                                     ---------
is set forth in a writing executed by the Representative of the Purchaser.

          4.   Covenants of the Company Prior to the Escrow Release Date.
               ---------------------------------------------------------

          (a) From the date hereof, to and through the Escrow Release Date (as defined in Section 5(c) below), and except to the extent that the Representative of the Purchaser shall otherwise consent to such action in writing, the Company shall not enter into any transaction, arrangement or contract material to the business, operations, financial condition, operating results, earnings, assets, customer, supplier and employee relations, or business prospects of the Company, whether or not in the ordinary course of business. Without limiting the generality of the foregoing, the Company shall not: (i) redeem, purchase or otherwise acquire directly or indirectly any of its issued and outstanding capital stock, or any outstanding rights or securities exercisable or exchangeable for or convertible into its capital stock, or make any distribution or dividend with respect to its capital stock, (ii) increase any officer's or employee's compensation, incentive arrangements or other benefits, (iii) amend its certificate of incorporation or bylaws, (iv) issue (or agree to issue) any capital stock or any rights to acquire, or securities convertible into or exchangeable for, any of its capital stock, (v) take any action or fail to take any action or allow to occur any transaction, event or condition which, if taken, not taken or occurring prior to the Closing, would have been required to be disclosed on the disclosure schedules to the Purchase Agreement or would have constituted a breach of any covenant contained in the Purchase Agreement, (vi) directly or indirectly engage in any transaction, arrangement or contract with any officer, director, shareholder or other insider or Affiliate which is not in the ordinary course of business consistent with past practice and at arm's length, (vii) buy or sell any assets out of the ordinary course of business consistent with past practice or merge, consolidate or enter into any similar business combination or transaction with any Person, (viii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction, (ix) incur any Indebtedness, other than Permitted Indebtedness or (x) commit to do any of the foregoing.

          (b) From the date hereof to and through the Escrow Release Date, and except to the extent that the Representative of the Purchaser shall otherwise consent to such action in writing, the Company shall: (i) operate its business substantially as presently operated and only in the ordinary course and, to the extent of and consistent with such operations, use its best efforts to preserve intact its goodwill, reputation and present business organizations and to preserve the relationships with persons having business dealings with it; (ii) maintain all of its properties in customary repair, good order and condition, reasonable wear and use accepted; (iii) take all steps necessary to maintain its intangible assets, if any, including without limitation, its patents, trademarks, trade names, brand names, copyrights, permits and licenses and any pending applications thereof; and (iv) use its best efforts to take all actions and do all things necessary, proper or advisable in order to satisfy the conditions set forth in Section 3.
                        ---------

          5.   Release of Escrow Funds. The Escrow Deposit shall only be
               -----------------------
distributed and released as follows:

          (a) Satisfaction of Conditions Precedent.  If on the Escrow Release
              ------------------------------------
Date the Purchaser shall deliver to the Escrow Agent written instructions, signed by Avy H. Stein as the representative of the Purchaser (the

"Representative"), stating that the conditions set forth in Section 3 hereof are
---------------                                             ---------
satisfied, the Escrow Agent shall (i) release the Escrow Funds to an account of the Company designated by the Representative in such written instructions and deliver the Note to the Company and (ii) release the Purchased Securities and the resignations of the New Directors to the Purchaser. The notice delivered by the Purchaser pursuant to this Section 5(a) shall be conclusive and binding on
                               ------------
the Parties and the Escrow Agent with respect to the satisfaction of the conditions set forth in Section 3 for purposes of the release of the Escrow
                        ---------
Deposit pursuant to this Section 5(a).
                         ------------

          (b) Failure of Conditions Precedent.
              -------------------------------

          (i) If on the Escrow Release Date the Purchaser shall deliver to the Escrow Agent written instructions, signed by the Representative of the Purchaser, stating that the conditions in Section 3 have not been satisfied, the
                                          ---------
Escrow Agent shall (A) release the Cash Amount
to an account of the Purchaser designated by the Representative in such written instructions and deliver the Note to the Purchaser and (B) release any interest or income on the Cash Amount to an account of the Company designated by the Representative in such written instructions and deliver the Purchased Securities to the Company. The notice delivered by the Purchaser will be conclusive and binding on the Parties and theEscrow Agent with respect to the failure of the conditions set forth in Section 3 for purposes of the release of the Escrow
                        -------
Deposit pursuant to this Section 5(b).
                         ------------

          (ii) The Company hereby (A) acknowledges and agrees that it shall have no right to dispute the delivery of any notice by the Purchaser pursuant to

Section 5(a) or Section 5(b)(i) and (B) agrees to waive any claim it may have
------------    ---------------
against the Purchaser or the Escrow Agent arising out of or in connection with the delivery of any such notice by the Purchaser pursuant to Section 5(a) or
                                                             ------------
Section 5(b)(i) or otherwise relating to the release of the Escrow Deposit or
---------------
pursuant to this Agreement or the Purchase Agreement, other than any claim in which it has been finally determined that the Purchaser has breached its obligations in connection with a release notice pursuant to Section 5(a) or
                                                            ------------
Section 5(b)(i); provided that the Parties agree that in no event shall the
---------------
Purchaser be liable to the Company or to any other person or entity with respect to any breach of its obligations in connection with a release notice or otherwise with respect to this Agreement or the Purchase Agreement in an amount in excess of $2,000,000; and provided further that no such claim by the Company shall restrict, prohibit or otherwise impair the Escrow Agent from releasing the Escrow Deposit in accordance with such release instructions.

          (iii) In the event of a release of the Escrow Deposit pursuant to this Section 5(b), the Purchase Agreement shall forthwith be rescinded and
     ------------
terminated and shall be void and of no further force and effect, except that the covenants and agreements set forth in Article VIII, Article IX, Sections 10.5,
                                      ------------  ----------  --------------
10.7, 10.8, 10.10, 10.11 and 10.12, shall survive such termination indefinitely,
-----------------------------------
and except that nothing in this Escrow Agreement shall be deemed to release any Party from any liability for any breach of any representations and warranties of such Party set forth in the Purchase Agreement. Upon any release of the Escrow Deposit pursuant to this Section 5(b), all transactions contemplated by the
                         ------------
Purchase Agreement and the other Transaction Documents shall be rescinded and the Purchaser shall not be considered a shareholder of the Company for any purpose thereafter.

          (c) Escrow Release Date.  The term "Escrow Release Date" shall mean
              -------------------             -------------------
the earlier of (i) the date on which the conditions set forth in both Section
                                                                      -------
3(a) and Section 3(c) have been satisfied (as determined in good faith by the
----     ------------
Purchaser in its sole discretion), (ii) the date on which any of the conditions in Section 3 shall become incapable of being satisfied (as determined in good
   ---------
faith by the Purchaser in its sole discretion) and (iii) May 16, 1997.

          6.   Termination of this Agreement.  This Escrow Agreement shall
               -----------------------------
terminate when the Escrow Funds have been released and distributed in accordance with Section 5. Upon such termination this Escrow Agreement shall have no
     ---------
further force and effect, except that the provisions of Section 5(b)(ii),
                                                        ----------------
Section 5(b)(iii), this Section 6, Sections 7, 8, 9 and Sections 10 through 22
-----------------       ---------  ----------------     ----------------------
below shall survive such termination.

          7.   Conditions to Escrow.  The Escrow Agent agrees to hold the Escrow
               --------------------
Deposit and to perform in accordance with the terms and provisions of this Escrow Agreement. The Parties agree that the Escrow Agent shall not assume any responsibility for the failure of the Parties to perform in accordance with the Purchase Agreement or this Escrow Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions which the parties hereto agree shall govern and control with respect to the Escrow Agent's rights, duties and liabilities hereunder:

          (a) Documents.  The Escrow Agent shall be protected in acting upon any
              ---------
written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation's, partnership's, fiduciary's or individual's authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Escrow Agreement in a representative capacity on behalf of any of the Parties.

          (b) Liability.  The Escrow Agent shall not be liable for anything
              ---------
which it may do or refrain from doing in connection herewith, except for its own gross negligence, bad faith or willful misconduct.

          (c) Legal Counsel.  The Escrow Agent may consult with, obtain advice
              -------------
from and be reimbursed for the reasonable fees and expenses of legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

          (d) Limitation of Duties.  The Escrow Agent shall have no duties
              --------------------
except those which are expressly set forth herein and it shall not be bound by any other agreement of the parties hereto (whether or not it has any knowledge thereof).

          (e) Discharge of Escrow Agent.  Upon delivery of the Escrow Deposit
              -------------------------
pursuant to the terms of Section 5 above, the Escrow Agent shall thereafter be
                         ---------
discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

          8.   Indemnification.  The Company agrees to indemnify the Escrow
               ---------------
Agent for and to hold it harmless against any loss, liability, cost, damage, judgment, reasonable expense (including reasonable attorneys' fees and expenses, whether such attorney is retained or specially employed) and obligation of every kind the Escrow Agent may incur or be required to pay which is incurred without gross negligence, willful misconduct or bad faith on the part of the Escrow Agent arising out of or in connection with its performance under this Escrow Agreement. In case of fedwire transfer instructions, the Escrow Agent is expressly authorized to rely on the accounting numbers and ABA routing number identified therein and may process such instruction in conclusive reliance thereon.

          9.   Escrow Costs.  The Escrow Agent shall be entitled to be paid a
               ------------
fee for its services pursuant to the attached Fee Schedule and to be reimbursed
                                              ------------
for its reasonable costs and expenses incurred in connection with maintaining the Escrow Deposit hereunder, which fee, costs and expenses shall be paid by the Company (the "Escrow Fees"). In the event the Escrow Agent releases the Escrow
              -----------
Deposit in accordance with the provisions of Section 5(b) above, the Purchaser
                                             ------------
shall reimburse the Company for 50% of the Escrow Fees.

          10.  Limitations on Rights to Escrow Funds.  Except as provided in
               -------------------------------------
Section 1 above, none of the Parties shall have any right, title or interest in
---------
or to, or possession of, the Escrow Deposit or the Escrow Account and therefore shall not have the ability to pledge, convey, hypothecate or grant as security all or any portion of the Escrow Deposit unless and until such Escrow Deposit has been released pursuant to Section 5 above. Accordingly, the Escrow Agent
                              ---------
shall be in sole possession of the Escrow Deposit and shall not act as custodian of the Parties under this Escrow Agreement for the purposes of perfecting a security interest therein, and no creditor of any of the Parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrow Deposit as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrow Deposit unless and until such Escrow Deposit has been released pursuant to Section 5 above.
                                      ---------

          11.  Notices. All notices, demands or other communications to be given
               -------
or delivered under or by reason of the provisions of this Escrow Agreement shall be in writing and shall be deemed to have been given when delivered personally or by telecopy (and confirmed by telecopy answerback) to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Escrow Agent, the Purchaser, and the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     The Company:
     -----------

     UC Television Network Corp.
     645 Fifth Avenue, East Wing
     New York, New York 10022
     Attention:  Peter Kauff
     Telecopy No.:  (212) 755-5992
     Telephone No.: (212) 888-0617

     with copies to:
     --------------
     (which shall not constitute notice to the Company)

     Kramer, Levin, Naftalis & Frankel
     919 Third Avenue
     New York, New York 10022
     Attention:  Richard Marlin
     Telecopy No.:  (212) 751-8000
     Telephone No.: (212) 715-9204

     The Purchaser:
     -------------

     U-C Holdings, LLC
     227 West Monroe Street
     Suite 4300
     Chicago, IL 60606
     c/o Willis Stein & Partners
     Attention:  Beth F. Johnston
     Telecopy No.:  (312) 422-2424, 2418
     Telephone No.: (312) 422-2400

     with a copy to:
     --------------
     (which shall not constitute notice to the Purchaser)

     Morris, Manning & Martin, L.L.P.
     3343 Peachtree Road, N.E.
     1600 Atlanta Financial Center
     Atlanta, Georgia 30326
     Attention:  Neil H. Dickson, Esq.
     Telecopy No.:  (404) 365-9532
     Telephone No.: (404) 233-7000

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attention:  Margaret A. Gibson, Esq.
     Telecopy No.:  (312) 861-2200
     Telephone No.: (312) 861-2000

     The Escrow Agent:
     ----------------

     LaSalle National Bank
     135 S. LaSalle Street, Room 1825
     Chicago, IL 60603
     Attention: Diane Swanson
     Telecopy No.: (312) 904-2236
     Telephone No.: (312) 904-2936


          12.  Entire Agreement; Amendments.  This Escrow Agreement, together
               ----------------------------
with the Purchase Agreement and other Transaction Documents, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the parties hereto, whether written or oral, which may have related to the subject matter hereof in any way. This Escrow Agreement may be amended, or any provision of this Escrow Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by each of the Parties (a copy of which shall be promptly provided by the Company to the Escrow Agent); provided that if any such
                                                       -------- ----
amendment or waiver would have the effect of increasing or expanding the Escrow Agent's obligations or duties under this Escrow Agreement, the written consent of the Escrow Agent shall be required in addition to the written consent of the Parties. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Escrow Agreement of any rights or obligations of any party hereto under or by reason of this Escrow Agreement.

          13.  Assigns and Assignment.  This Escrow Agreement and all actions
               ----------------------
taken hereunder shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and assigns;

provided that the Escrow Agent shall not be permitted to assign its obligations
-------- ----
hereunder.

          14.  Taxation of Interest Earned on Investment of Escrow Amount.  The
               ----------------------------------------------------------
Company hereby acknowledges that, for federal and state income tax purposes, the interest earned on the investment of the Escrow Funds shall be income of the Company. The tax identification number of the Company is 13-3557317. The Escrow Agent shall be responsible for reporting any interest earned to the Internal Revenue Service.

          15.  No Other Third Party Beneficiaries.  Nothing herein expressed or
               ----------------------------------
implied is intended or shall be construed to confer upon or to give any person other than the Escrow Agent, the Parties and their permitted assigns any rights or remedies under or by reason of this Escrow Agreement.

          16.  Interpretation.  The headings in this Escrow Agreement are
               --------------
inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

          17.  No Waiver.  No failure or delay by a party hereto in exercising
               ---------
any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege. The right of the Parties to receive all or a portion of the Escrow Deposit under the circumstances described in Section 5 above is in addition to, and not in lieu
                           ---------
of, any other remedies that any such party may have against another pursuant to the Purchase Agreement in the event of a breach of the Purchase Agreement.

          18.  Severability.  The parties hereto agree that (a) the provisions
               ------------
of this Escrow Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions, but are valid and enforceable, and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

          19.  No Strict Construction.  The language used in this Escrow
               ----------------------
Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term "including" as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Escrow Agreement has a comparable meaning when used in its plural or singular form.

          20.  Releases on Non-business Days.  In the event that a release of
               -----------------------------
Escrow Deposit hereunder is required to be made on a date that is not a business day, such release may be made on the next succeeding business day with the same force and effect as if made when required.

          21.  Governing Law.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Escrow Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          22.  Counterparts.  This Escrow Agreement may be executed by the
               ------------
parties hereto individually or in any combination, in one or more counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

                       *          *          *          *

      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

                                    UC TELEVISION NETWORK CORP.


                                    By:  _______________________________
                                    Its: _______________________________


                                    U-C HOLDINGS, L.L.C.

                                    By:  WILLIS STEIN & PARTNERS, L.P.
                                    Its: Managing Member

                                    By:  Willis Stein & Partners, L.P.
                                    Its: General Partner

                                    By:  _______________________________
                                    Its: Manager


                                    LASALLE NATIONAL BANK


                                    By:  _______________________________
                                    Its: _______________________________

                                   SCHEDULE I
                                   ----------


LaSalle National Bank
Chicago, Illinois
ABA # 071000505
Attention: Diane Swanson
FBO Trust 62-7739-006